EXHIBIT 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of common stock of HomeFed Corporation is being filed on behalf of the persons named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 1, 2005

                                      LEUCADIA NATIONAL CORPORATION


                                      By: /s/ Joseph A. Orlando
                                          --------------------------------------
                                          Joseph A. Orlando
                                          Vice President


                                       /s/ Ian M. Cumming
                                      ------------------------------------------
                                      Ian M. Cumming



                                      /s/ Joseph S. Steinberg
                                      ------------------------------------------
                                      Joseph S. Steinberg